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                                                                     EXHIBIT 4.7



                               F.N.B. CORPORATION

               Second Officers' Certificate Pursuant to Indenture


         Pursuant to Sections 102 and 301 of the Indenture dated as of May 15, 1992, as amended (the "Indenture), between F.N.B. Corporation (the "Company") and J.P. Morgan Trust Company, N.A., as successor to Northern Central Bank, as Trustee (the "Trustee"), the undersigned hereby certify, in connection with the issuance by the Company of the Securities described herein, that:

         (1) There shall be the following series of Securities issuable under the Indenture and pursuant to this Officers'
                  Certificate: (i) Subordinated Term Notes Series 2003 having the following maturities (with the notes of each maturity constituting a separate series under the Indenture): 3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 36, 48, 60, 84 and 120 months
                  (collectively, the "Term Notes"); and (ii) Subordinated Special Daily Notes Series 2003 (the "Special Daily Notes") (the Term Notes and the Special Daily Notes are sometimes collectively referred to herein as the "Notes").

         (2) There is no limit on the aggregate principal amount of Notes that may be authenticated and delivered under the Indenture.

         (3) The interest rate payable on the Special Daily Notes will be determined by the Company and may fluctuate on a monthly basis. Any adjustment to the interest rate will be made by the Company on the first day of the month.

         (4) The interest rate payable on each maturity of the Term Notes will be determined by the Company from time to time. The interest rate payable on any particular Term Note will be fixed for the term of the Note. The Company may from time to time offer Term Notes with a higher interest rate if a higher minimum purchase amount is met.

         (5) Interest on the Special Daily Notes shall accrue daily from the date of issuance and be compounded quarterly. Accrued interest shall be paid to the Holder of a Special Daily Note upon redemption in whole of the Note.

         (6) Interest on the Term Notes shall accrue daily from the date of issuance and will be paid by checks mailed to the holders of the Notes, or, with respect a Term Note having a maturity in excess of six months, the Holder thereof may instead elect to have the interest thereon compounded quarterly. Holders of Term Notes with a maturity of three or six months may elect to have interest paid monthly or at maturity. Holders of other Term Notes may elect to have interest compounded quarterly at the rate of the Term Note or paid monthly or quarterly.


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         (7)      The Company shall have the right, at its option, to call the
                  Notes of any series for redemption at any time. Any partial redemption of a series shall be made ratably on all the Outstanding Notes of the series called for redemption. Interest on the Notes will continue to accrue until the date of redemption and no premium shall be paid thereon. The Company will give each Holder not less than thirty (30) days' prior written notice by first class mail of a redemption of any Notes held by such Holder, specifying the principal amount of the Notes to be redeemed and the redemption date. Notice of redemption having been given by the Company as aforesaid, the principal amount of the Notes specified in such notice, together with interest accrued and unpaid thereon to the date of redemption, will become due and payable on such redemption date.

         (8) The Holder of a Term Note will have the right, at its option, to have the Company redeem the Term Note upon demand prior to maturity. As to a Term Note having a maturity of 12 months or less, the Holder shall, upon such redemption, forfeit an amount equal to one month of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. As to a Term Note having a maturity of between 15 months and 30 months, inclusive, the Holder shall forfeit an amount equal to 3 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. As to a Term Note having a maturity in excess of 30 months, the Holder shall forfeit an amount equal to 6 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. Where necessary to comply with the requirements of this Paragraph, interest already paid to or for the account of the Holder will be deducted from the amount redeemed. Holders of Term Notes will also have the right to make partial redemptions prior to maturity; provided, however, that a partial redemption may not reduce the outstanding principal amount of a Term Note to less than $500. The above mentioned forfeitures will be calculated only upon the principal amount as to which the Term Note is being redeemed. The Company may require the Holder of any Term Note electing to have the Company redeem the Holder's Term Note to give the Company not less than 30 days prior written notice, by first class mail, of such election, which notice shall specify the principal amount of the Term Note to be redeemed and the redemption date.

         (9) Notwithstanding the provisions of Paragraph (8) hereof, Term Notes may be redeemed before maturity without forfeiture of interest upon the death of any Holder or if the Holder is determined to be legally incompetent by a court or any other administrative body of competent jurisdiction.

         (10) The principal amount of each Term Note shall be payable in one lump sum on the Maturity Date thereof; provided, however, that, unless the Company has received notification of a Holder's intent to have the Company redeem the Holder's Term Note at or prior to maturity, each Term Note will be automatically extended for


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                  successive terms, each equal in duration to its original term, at the rate of interest then in effect for Term Notes of comparable maturity.

         (11) The Holder of a Special Daily Note may require the Company to redeem the Special Daily Note, in whole or part, on demand; provided, however, that (i) the Company may require the Holder to give the Company no less than 30 days prior written notice, by first class mail, of a redemption in whole or in part demanded by the Holder, which notice shall specify the principal amount of the Note to be redeemed and the redemption date, (ii) a partial redemption may not reduce the principal amount of a Special Daily Note to less than the minimum purchase amount with respect to Special Daily Notes in effect at the time of issuance of the Special Daily Note to be redeemed, and (iii) the Company may at the time of sale of any Special Daily Note establish a minimum principal amount with respect to which a Holder may require the Company to partially redeem such Special Daily Note.

         (12) The Notes are issuable in any denomination; provided, however, that (i) the minimum denomination for Term Notes shall be $500 and the Company may, pursuant to Paragraph (4) hereof, offer higher interest rates on Term Notes of the same maturity if a higher minimum purchase is met, and (ii) the Company may from time to time establish minimum denominations for which Special Daily Notes shall be issued.

         (13) Transfers of the Notes will be registerable, Notes may be surrendered for exchange, and principal of the Notes will be payable, at the branch offices of Regency Finance Company and at the corporate office of Regency Finance Company located at Hermitage Square, Hermitage, Pennsylvania.

         (14) Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the last Business Day prior to the Interest Payment Date, which day shall constitute the Regular Record Date for such interest payment. Interest not so paid or provided for shall be paid as set forth in Section 307 of the Indenture.

         (15) The Notes shall not be issued, in whole or in part, in the form of a global Security or Securities.

         (16) The Notes will be subordinate to the prior payment when due of the principal of, and interest on, all Senior Indebtedness.

         (17) The Trustee shall appoint Regency Finance Company (or such other entity as may be acceptable to the Company and the Trustee and shall satisfy the qualifications for serving as Authenticating Agent set forth in the Indenture) as Authenticating Agent for the Notes.

         (18) We have read Sections 102 and 301 of the Indenture, which allow Securities to be issued pursuant to the Indenture in one or more series, the particular terms of


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                  which are to be established prior to the issuance of the
                  Securities of any such series.

         (19) We have examined the aforementioned provisions of the Indenture and discussed them with representatives of Smith, Gambrell & Russell, LLP, counsel to the Company.

         (20) We have made such examination of the Indenture as is necessary to enable us to express an informed opinion whether all conditions precedent to the issuance and delivery of the Notes have been complied with.

         (21) We believe that all conditions precedent to the issuance and delivery of the Notes have been complied with.

         Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

         IN WITNESS WHEREOF, each of the undersigned has executed this Second Officers' Certificate as of the 18th day of March, 2003.



                                    -----------------------------------------
                                    Thomas E. Fahey, Executive Vice President and Chief Financial Officer



                                     --------------------------------------
                                    Charles C. Casalnova, Corporate Counsel


         Received and Acknowledged by the Trustee


         By:
            --------------------------------
         Name:
              ------------------------------
         Title:
               -----------------------------


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